                                                                EXHIBIT 99(b)(1)

[GRAPHIC OMITTED]






THE CHASE MANHATTAN BANK                                   CHASE SECURITIES INC.
270 Park Avenue                                                  270 Park Avenue
New York, New York  10017                              New York, New York  10017



                                          September 24, 1999


                                ASMEX Corporation
                        Senior Secured Credit Facilities
                                Commitment Letter

Grupo Mexico, S.A. de C.V.
Baja California 200
Colonia Roma Sur
Mexico, D.F.  Mexico
06760

Attention:  Daniel Tellechea

Ladies and Gentlemen:

                  You have advised The Chase Manhattan Bank ("CHASE") and Chase Securities Inc. ("CSI") that ASMEX Corporation, a Delaware corporation (the "BORROWER"), a wholly-owned subsidiary of Grupo Mexico, S.A. de C.V., a Mexican corporation ("GRUPO MEXICO"), intends to make a cash tender offer (the "TENDER OFFER") for common stock of Asarco Incorporated, a New Jersey corporation ("ASARCO"), representing at least 80% of the ordinary voting power of all of the shares of capital stock of Asarco on a fully diluted basis (including stock of Asarco owned by Grupo Mexico and subsidiaries prior to the Tender Offer), to be


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                                       2


followed by the merger of the Borrower into Asarco, with Asarco thereby becoming a wholly-owned subsidiary of Grupo Mexico.

                  We understand that to provide funds for the Tender Offer and to pay related fees and expenses, Grupo Mexico requires that senior secured financing be made available to the Borrower in the amount of up to $823 million (the "A TENDER FACILITY"). We further understand that, following the successful completion of the Tender Offer, the Borrower is to be merged into Asarco with Asarco thereby becoming a wholly-owned subsidiary of Grupo Mexico (the "MERGER" and, together with the Tender Offer, the "TRANSACTIONS"), and that (whether or not the Merger is immediately effected) Grupo Mexico will require senior financing for Asarco (the "R/C FACILITIES") in an aggregate amount equal to $250 million in order to refinance certain indebtedness of Asarco and to provide funds for ongoing general corporate purposes. The A Tender Facility and the R/C Facilities are herein collectively referred to as the "FACILITIES".

                  In that connection, you have requested that CSI agree to structure, arrange and syndicate the Facilities, and that Chase commit to provide the entire principal amount of the Facilities and to serve as administrative agent for the Facilities.

                  CSI is pleased to advise you that it is willing to act as exclusive advisor, lead arranger and book manager for the Facilities.

                  Furthermore, Chase is pleased to advise you of its commitment to provide the entire amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "COMMITMENT LETTER"), in the Summary of Terms and Conditions attached hereto as Exhibit A (the "TERM SHEET") and in the Fee Letter dated the date hereof and delivered herewith (the "FEE LETTER"). We intend to syndicate the Facilities to a group of financial institutions (together with Chase, the "LENDERS") identified by us in consultation with you. Chase shall be relieved of its obligation to provide the entire amount of the Facilities to the extent that the offers of Lenders other than Chase to provide any portion of the Facilities are accepted.

                  CSI intends to commence syndication efforts promptly, and you agree actively to assist CSI in its efforts to complete a syndication satisfactory to it prior to the Tender Closing Date referred to in the Term Sheet. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of yourselves and the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

                  It is agreed that Chase will act as the sole and exclusive Administrative Agent for the Facilities and as the Collateral Agent in connection with the Facilities, and that CSI will act as the sole and exclusive advisor, arranger and book manager for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and


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                                       3


exercised by it in such roles. You agree that no other agents, co-agents, arrangers or book managers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

                  CSI will (in consultation with you) manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chase all information with respect to Grupo Mexico, Grupo Minero Mexico, S.A. de C.V., a Mexican corporation ("GMM") , the Borrower and their respective subsidiaries, the Transactions and the other matters contemplated hereby, including all financial information and projections (the "PROJECTIONS"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "INFORMATION") that has been or will be made available to Chase or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

                  As consideration for Chase's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay and to cause the Borrower to pay to Chase the non-refundable fees set forth in Annex I to the Term Sheet and in the Fee Letter.

                  Chase's commitment hereunder and CSI's agreement to perform the services described herein are subject to

                  (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property or financial condition or prospects of Grupo Mexico and its subsidiaries, GMM and its subsidiaries, or Asarco and its subsidiaries, in each case taken as a whole, which (in the case of Asarco and its subsidiaries) is not already disclosed and publicly available or otherwise known by any of our officers who is working with you on the Transactions; and our not becoming aware after the date hereof of any information or other matter affecting Grupo Mexico and its subsidiaries, GMM and its subsidiaries, Asarco and its subsidiaries, in each case taken as a whole, or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof and which (in the case of Asarco and its subsidiaries) is not


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                                       4


         already disclosed and publicly available or otherwise known by any of our officers who is working with you on the Transactions,

                  (b) there not being any pending or threatened material adverse litigation or investigation affecting or relating to the Transactions or the Facilities (i) that has not been settled, dismissed, vacated, discharged or terminated prior to each of the proposed closing dates for the Facilities to the reasonable satisfaction of Chase and CSI, or,
         (ii) if it has not been so settled, dismissed, vacated, discharged or terminated, as to which there is, in the reasonable judgment of Chase and CSI, a reasonable possibility that it would result in the Merger being enjoined, prevented or materially delayed or otherwise would materially adversely affect the Transactions or the Facilities,

                  (c) there not having occurred a material disruption of or material adverse change in U.S. or developed country financial, banking or capital market conditions that, in our judgment, is reasonably likely to materially impair the syndication of the Facilities,

                  (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of Grupo Mexico or any affiliate thereof,

                  (e) in the case of the A Tender Facility, our satisfaction with the conditions of the Tender Offer which will include, in any event, (i) invalidation, redemption or other inapplicability of the rights issued under Asarco's Shareholder Rights Agreement dated as of January 28, 1998, as amended, (ii) invalidation or satisfaction of the requirements of Article 7 of Asarco's Restated Certificate of Incorporation with respect to the Transactions such that following consummation of the Tender Offer the Merger may be consummated without the affirmative vote of the holders of any Asarco shares other than the Borrower, (iii) invalidity, inapplicability or satisfaction (if necessary) of Article 10 of Asarco's Restated Certificate of Incorporation with respect to the Transactions or the Facilities, (iv) satisfaction or inapplicability of the requirements of Section 14A:10A of the New Jersey Business Corporation Act with respect to the Merger such that following consummation of the Tender Offer the Merger may be consummated without the affirmative vote of the holders of any Asarco shares other than the Borrower and (v) obtaining all regulatory approvals and consents (including Hart-Scott-Rodino and other approvals or consents, if any) necessary to effect the Transactions,

                  (f) in the case of the R/C Facilities, prior or concurrent disbursement of the A Tender Facility, successful consummation of the Tender Offer and our satisfaction with the terms and conditions of the definitive Merger agreement,

                  (g) the negotiation, execution and delivery on or prior to the Tender Closing Date of definitive documentation with respect to the Facilities satisfactory to all parties, and

                  (h) the other conditions set forth or referred to in the Term Sheet.


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                                       5


The terms and conditions of Chase's commitments hereunder and of the Facilities are not limited to those set forth herein and in the Term Sheet and Fee Letter. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase, CSI and Grupo Mexico. Notwithstanding the foregoing, the Term Sheet and Fee Letter are intended to reflect all material closing conditions, representations and warranties, covenants and events of default, subject however, in each case, to such additional provisions as shall be appropriate to take into account developments after the date hereof.

                  You agree (a) to indemnify and hold harmless Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Transactions or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, PROVIDED that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and
(b) to reimburse Chase, CSI and their affiliates on demand for all reasonable and documented out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or (without duplication of fees or costs for administrative services covered in the Fee Letter) the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, or for any special, indirect, consequential or punitive damages in connection with the Facilities.

                  You acknowledge that Chase and/or CSI may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described hereby and otherwise. Neither Chase nor CSI will use confidential information obtained from you by virtue of the transactions contemplated hereby or other relationships with you in connection with the performance by Chase or CSI of services for other companies, and neither Chase nor CSI will furnish any such information to other companies. You also acknowledge that neither Chase nor CSI has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies.

                  This Commitment Letter shall not be assignable by you without the prior written consent of Chase and CSI (and any purported assignment without such consent shall be null and


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                                       6


void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), PROVIDED, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

                  The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitments hereunder.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, together with the amounts agreed upon pursuant to the Fee Letter to be payable upon the acceptance hereof, not later than 6:00 p.m., New York City time, on September 24, 1999. Chase's commitment and CSI's agreements herein will expire at such time in the event Chase has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.

                  Chase and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                             Very truly yours,

                                             THE CHASE MANHATTAN BANK

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                                       7


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             CHASE SECURITIES INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


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                                       8


Accepted and agreed to as of the
date first written above by:

GRUPO MEXICO, S.A. DE C.V.



By:
   ----------------------------------
     Name:
     Title:

                                                                       Exhibit A
                        SENIOR SECURED CREDIT FACILITIES
                         Summary of Terms and Conditions

                               September 24, 1999

                  AS USED HEREIN, CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM IN THE COMMITMENT LETTER TO WHICH THIS SUMMARY OF TERMS AND CONDITIONS IS ATTACHED.

                  The following sets forth the terms and conditions for the senior secured credit facilities that will be made available to ASMEX Corporation, a Delaware corporation ("ASMEX"), in connection with Asmex' proposed cash tender offer (the "TENDER OFFER" and, together with the Merger defined below, the "TRANSACTIONS") for shares of common stock of Asarco Incorporated (the "SHARES"), a New Jersey corporation ("ASARCO"), representing not less than 80% of the ordinary voting power of all of the shares of capital stock of Asarco on a fully diluted basis, including stock of Asarco owned by Grupo Mexico, S.A. de C.V., ("GRUPO MEXICO") and subsidiaries prior to the Tender Offer (determined in a manner satisfactory to the Arranger). The conditions precedent to the obligation of Asmex to purchase the Shares pursuant to the Tender Offer will include the following: (i) invalidation, redemption or other inapplicability of the rights issued under Asarco's Shareholder Rights Agreement dated as of January 28, 1998, as amended, (ii) invalidation or satisfaction of the requirements of Article 7 of Asarco's Restated Certificate of Incorporation with respect to the Transactions such that, following consummation of the Tender Offer, the Merger can be consummated without the affirmative vote of the holders of any Asarco shares other than Asmex, (iii) invalidity, inapplicability or satisfaction (if necessary) of Article 10 of Asarco's Restated Certificate of Incorporation with respect to the Transactions or the Facilities, (iv) satisfaction or inapplicability of the requirements of
Section 14A:10A of the New Jersey Business Corporation Act with respect to the Merger such that following consummation of the Tender Offer the Merger can be consummated without the affirmative vote of the holders of any Asarco shares other than Asmex and (v) obtaining all regulatory approvals and consents (including Hart-Scott-Rodino, and other approvals or consents, if any) necessary to effect the Transactions. The purchase of shares will be funded through credit facilities (the "A Tender Facility" referred to below) together with certain cash from Grupo Minero Mexico, S.A. de C.V. ("GMM") and Grupo Mexico. Following the purchase of the Shares pursuant to the Tender Offer, Asmex, a direct wholly-owned subsidiary of Grupo Mexico, is to be merged into Asarco with Asarco thereby becoming a wholly-owned subsidiary of Grupo Mexico and with Asarco shareholders receiving solely cash consideration (the "MERGER"). The following also sets forth the terms and conditions for the other senior credit facilities (the "R/C Facilities" referred to below) that will be made available to Asarco upon and subsequent to consummation of the Tender Offer.


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                                       2

I.       PARTIES

         Borrowers:                                           Under the A Tender Facility, ASMEX
                                                              Corporation ("ASMEX") and, after the
                                                              Merger, Asarco; and under the R/C
                                                              Facilities, Asarco (each of Asmex and
                                                              Asarco being sometimes referred to below
                                                              as a "BORROWER").

         Guarantor(s):                                        Under the A Tender Facility, Grupo Mexico;
                                                              and under the R/C Facilities, Grupo Mexico
                                                              and, until consummation of the Merger,
                                                              Asmex.

         Advisor, Lead Arranger
         and Book Manager:                                    Chase Securities Inc. (in such capacity, the
                                                              "ARRANGER").

         Administrative Agent:                                The Chase Manhattan Bank ("CHASE" and,
                                                              in such capacity, the "ADMINISTRATIVE
                                                              AGENT").

         Lenders:                                             A syndicate of banks, financial institutions
                                                              and other entities, including Chase, arranged
                                                              by the Arranger in consultation with Grupo
                                                              Mexico (collectively, the "LENDERS").

II.      TYPES AND AMOUNTS OF
         CREDIT FACILITIES

         1.       A TENDER FACILITY

                  Type and Amount of Facility:                An aggregate principal amount of up to $823
                                                              million will be available to Asmex under a
                                                              senior secured credit facility (the "A TENDER
                                                              FACILITY").

                  Availability:                               The Loans under the A Tender Facility (the
                                                              "A TENDER LOANS") shall be made in a single
                                                              drawing on the Tender Closing Date (as
                                                              defined below); provided that in the event of
                                                              tender of less than 100% of the Shares of
                                                              Asarco (other than those owned by Grupo
                                                              Mexico and subsidiaries) in the Tender


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                                       3


                                                              Offer, the unused portion of the
                                                              commitments under the A Tender Facility
                                                              will be reserved for drawing on the Merger
                                                              closing date for payment for the remaining
                                                              Shares of Asarco.

                  Amortization:                               The A Tender Loans shall be repayable in
                                                              full on the date eighteen (18) months after
                                                              the Tender Closing Date (the date on which
                                                              the A Tender Loans are repayable, the
                                                              "MATURITY DATE").

                  Purpose:                                    The proceeds of the A Tender Loans shall be
                                                              used to purchase Shares.

         2.       R/C FACILITIES

                  Type and Amount of Facility:                An aggregate principal amount of up to
                                                              $250 million will be available to Asarco
                                                              subsequent to consummation of the Tender
                                                              Offer under a senior secured revolving credit
                                                              facility (the "R/C FACILITIES").  Such
                                                              aggregate principal amount may, based on
                                                              the actual amount of eligible accounts
                                                              receivable of Asarco available to secure the
                                                              R/C Facilities and in the sole discretion of
                                                              the Arranger, be increased provided that the
                                                              A Tender Loans are prepaid in an amount
                                                              equal to the amount of such increase. Such
                                                              aggregate principal amount may, based on
                                                              the aggregate principal amount of Existing
                                                              R/C Facilities (as defined below) available
                                                              to Asarco and remaining in place subsequent
                                                              to the consummation of the Tender Offer, be
                                                              reduced in an amount equal to the amount of
                                                              such Existing R/C Facilities.

                  Availability:                               The Loans under the R/C Facilities (the
                                                              "R/C LOANS" and together with the A Tender
                                                              Loans, the "LOANS") shall be available for
                                                              borrowing, repayment and reborrowing
                                                              during the period from the Tender Closing
                                                              Date to the date thirty-three (33) months
                                                              thereafter.


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                                       4


                  Termination:                                The R/C Facilities shall terminate, and all
                                                              outstanding R/C Loans shall be repayable in
                                                              full, on the date three (3) years after the
                                                              Tender Closing Date.

                  Purpose:                                    The proceeds of the R/C Loans shall be used
                                                              (i) to refinance outstanding indebtedness of
                                                              Asarco under the Existing R/C Facilities (as
                                                              defined below) and in the event of an increase
                                                              in the amount of the R/C Facilities above $250
                                                              million to repay a portion of outstanding
                                                              A Tender Loans and (ii) for working capital
                                                              purposes of Asarco.  The "EXISTING R/C
                                                              FACILITIES" means the credit facilities
                                                              identified as such by Grupo Mexico and the
                                                              Administrative Agent and which are on terms
                                                              reasonably acceptable to the Arranger and Grupo
                                                              Mexico.  The aggregate principal amount of the
                                                              Existing R/C Facilities is believed to total
                                                              $800 million and to be for working capital
                                                              purposes (based on publicly available
                                                              information).

III.     CERTAIN PAYMENT PROVISIONS

         Fees and Interest Rates:                             As set forth on Annex I.

         Optional Prepayments
         and Commitment Reductions:                           All or a portion of the Loans may be prepaid at
                                                              any time and the unutilized portion of the
                                                              Facilities may be terminated in whole or in part
                                                              (in minimum amounts to be agreed upon) at the
                                                              respective Borrower's option (except, in the
                                                              case of the R/C Facilities prior to the Tender
                                                              Closing Date, at the option of Grupo Mexico).  A
                                                              Tender Loans once prepaid may not be reborrowed.

         Mandatory Prepayments and
         Commitment Reductions:                               The A Tender Loans will be prepaid, undrawn
                                                              commitments for A Tender Loans will be reduced
                                                              and replaced, and R/C Loans will be prepaid, in
                                                              that order, to the extent

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                                       5

                                                              of the net cash proceeds received from the
                                                              following (in each case subject to customary
                                                              exclusions to be agreed):

                                                              --       any asset sales by Asarco and
                                                                       designated subsidiaries

                                                              --       any debt issuances by Asarco (other
                                                                       than R/C Loans, except for R/C Loans
                                                                       required to reduce the A Tender
                                                                       Facility)

                                                              --       any equity issuances by Asmex or Asarco
                                                                       (to any party other than Asmex or Grupo
                                                                       Mexico)

                                                              --       any sale of Asarco stock

                                                              --       any proceeds received by Asarco as a
                                                                       result of the exercise (by holders) of
                                                                       warrants relating to shares of Grupo
                                                                       Mexico held in a trust for the benefit
                                                                       of Asarco

IV.      GUARANTEES AND COLLATERAL

         Guarantees:                                          (a)  All obligations of Asmex (and, after the
                                                              Merger, of Asarco) in respect of the A Tender
                                                              Facility will be unconditionally guaranteed by
                                                              Grupo Mexico.

                                                              (b) All obligations of Asarco in respect of
                                                              the R/C Facilities will be unconditionally
                                                              guaranteed by Grupo Mexico until the A Tender
                                                              Loans are repaid in full (except as otherwise
                                                              noted below in the case of Alternative R/C
                                                              Facilities, and provided the conditions for
                                                              release of the collateral for such guarantee
                                                              obligations have been met), and by Asmex
                                                              until consummation of the Merger.

                                       6


                                                              The Borrowers and guarantors are collectively
                                                              referred to herein as "CREDIT PARTIES."

         Collateral:                                          (a)  The obligations of Asmex in respect of the
                                                              Facilities will be secured by a perfected first
                                                              priority security interest in the Shares at any
                                                              time owned by it.

                                                              (b) The obligations of Grupo Mexico under its
                                                              guarantees of the A Tender Facility and the
                                                              R/C Facilities will be secured by a perfected
                                                              first priority security interest in (1)
                                                              shares of GMM representing 100% of the
                                                              outstanding shares of GMM (other than shares
                                                              not exceeding 1.50% held by others) and (2)
                                                              all shares of Asarco held by Grupo Mexico,
                                                              both immediately prior to the making of the A
                                                              Tender Loans (presently representing
                                                              approximately 9.8% of the outstanding shares
                                                              of Asarco) and after the Merger. In addition,
                                                              Grupo Mexico will covenant to maintain at all
                                                              times, in support of its guarantees (so long
                                                              as they remain in effect), an amount of
                                                              unencumbered cash and short-term authorized
                                                              money market investments (to be agreed with
                                                              the Arranger, including deposits with
                                                              approved banks, which in Mexico shall include
                                                              only Banamex and Bancomer) equal to the lower
                                                              of (A) 6 months of interest on the
                                                              outstanding A Tender Loans and (B) $100
                                                              million.

                                                              (c) The obligations of Asarco in respect of
                                                              the R/C Facilities will be secured by
                                                              accounts receivable of Asarco (except as
                                                              otherwise provided below in the case of
                                                              "Alternative R/C Facilities"). The security
                                                              documentation will provide that in the event
                                                              of default and enforcement or foreclosure at
                                                              a time when both Asarco shares and GMM shares
                                                              are  held as

                                       7


                                                              collateral for the defaulted obligation, the
                                                              collateral agent will be instructed to
                                                              exercise reasonable efforts (for a period of
                                                              up to 45 days) to sell collateral consisting
                                                              of Asarco shares before selling collateral
                                                              consisting of GMM shares.

         Certain Releases of Collateral:                      So long as no Default has occurred and is
                                                              continuing:

                                                              (a) The pledge of Asarco Shares securing
                                                              guarantees of the R/C Loans will terminate
                                                              when the A Tender Loans are repaid in full,
                                                              PROVIDED that at such time (i) the R/C Loans
                                                              and R/C Facilities are not Alternative R/C
                                                              Loans and Alternative R/C Facilities, and
                                                              (ii) Asarco is in compliance with its
                                                              financial covenant relating to minimum EBITDA;

                                                              (b) The pledge of Asarco Shares securing
                                                              guarantees of the Alternative R/C Loans will
                                                              terminate when (i) the A Tender Loans are
                                                              repaid in full, and (ii) Asarco's senior
                                                              unsecured long-term indebtedness is rated at
                                                              or above BBB- by S&P and Baa3 by Moody's;

                                                              (c) The pledge of GMM shares securing Grupo
                                                              Mexico guarantees of the Facilities will be
                                                              reduced pro rata (on a percentage basis) with
                                                              reductions (by repayment) of the outstanding
                                                              principal of the A Tender Loans, PROVIDED
                                                              that (except as described in clause (d)
                                                              below) the percentage of outstanding GMM
                                                              shares remaining in pledge as security for
                                                              guarantees of the Facilities may not thereby
                                                              be reduced below 51% (or such higher
                                                              percentage, if any, as is required for
                                                              approval of corporate actions of GMM that are
                                                              subject to shareholder consent and for
                                                              election of a majority of the Board of
                                                              Directors of GMM);

                                       8


                                                              (d) At such time as the outstanding principal
                                                              of the A Tender Loans has been reduced (by
                                                              repayment) to an amount equal to or less than
                                                              25% of the original principal amount of the A
                                                              Tender Loans, all GMM shares remaining in
                                                              pledge as security for guarantees of the
                                                              Facilities will be released, PROVIDED that
                                                              Asarco's senior unsecured long-term
                                                              indebtedness is rated at or above BBB- by S&P
                                                              and Baa3 by Moody's.

V.       CERTAIN CONDITIONS                                   The availability of the Facilities shall be
                                                              conditioned upon satisfaction of, among other
                                                              things, the following conditions precedent (the
                                                              date upon which all such conditions precedent
                                                              shall be satisfied and the A Tender Facility is
                                                              first utilized being herein called the "TENDER
                                                              CLOSING DATE") and the occurrence of the first
                                                              utilization of the A Tender Facility on or
                                                              before the date nine (9) months after the date
                                                              Grupo Mexico publicly announces its intention to
                                                              make the Tender Offer (or, if such announcement
                                                              is not made within 10 days after the date of the
                                                              Commitment Letter, the date nine months and 10
                                                              days after the date of the Commitment Letter),
                                                              and other conditions precedent customary for
                                                              facilities and transactions of this type,
                                                              including evidence of authority and receipt of
                                                              necessary consents and approvals:

                                                              (a) Each Credit Party shall have executed and
                                                              delivered satisfactory definitive financing
                                                              documentation with respect to the Facilities (the
                                                              "CREDIT DOCUMENTATION").

                                                              (b) On or prior to the Tender Closing Date,
                                                              cash in an amount not less than $270 million
                                                              shall be contributed to the equity capital of
                                                              Asmex through Grupo Mexico (i) from existing
                                                              cash resources of GMM in an aggregate amount
                                                              not less than $250

                                       9


                                                              million, and (ii) from existing cash resources
                                                              of Grupo Mexico, in an amount not less than
                                                              $20 million.

                                                              (c) Satisfaction of the Arranger with all
                                                              material terms and conditions of the Tender
                                                              Offer. In addition, the Tender Offer shall
                                                              have been, or shall be concurrently,
                                                              consummated in a manner satisfactory to the
                                                              Administrative Agent (including  satisfaction
                                                              of the Administrative Agent with all
                                                              determinations as to the satisfaction of
                                                              material conditions thereunder) and no such
                                                              condition of the Tender Offer shall have been
                                                              waived, amended, supplemented or otherwise
                                                              modified without the prior written consent of
                                                              the Administrative Agent; and Asmex shall
                                                              have acquired shares of common stock of
                                                              Asarco representing not less than 80% of the
                                                              ordinary voting power of all of the shares of
                                                              capital stock of Asarco on a fully diluted
                                                              basis, including stock of Asarco owned by
                                                              Grupo Mexico and subsidiaries prior to the
                                                              Tender Offer (determined in a manner
                                                              satisfactory to the Arranger).

                                                              (d) Grupo Mexico and Asarco shall have
                                                              entered into a definitive merger agreement in
                                                              form and substance satisfactory to the
                                                              Administrative Agent, or Grupo Mexico shall
                                                              have made satisfactory arrangements for the
                                                              initiation of a statutory short-form merger,
                                                              in each case pursuant to which Asarco will
                                                              become a wholly-owned subsidiary of Grupo
                                                              Mexico with Grupo Mexico able to exercise
                                                              full control over the business and affairs of
                                                              Asarco.

                                                              (e) Invalidation or satisfaction of the
                                                              requirements of Article 7 of Asarco's
                                                              Restated Certificate of Incorporation with
                                                              respect to the Transactions such that,

                                       10

                                                              following consummation of the Tender Offer,
                                                              the Merger can be consummated without the
                                                              affirmative vote of the holders of any Asarco
                                                              shares other than Asmex; and invalidity,
                                                              inapplicability or satisfaction (if
                                                              necessary) of Article 10 of Asarco's Restated
                                                              Certificate of Incorporation with respect to
                                                              the Transactions or the Facilities.

                                                              (f) Satisfaction or inapplicability of the
                                                              requirements of Section 14A:10A of the New
                                                              Jersey Business Corporation Act with respect
                                                              to the Merger such that following
                                                              consummation of the Tender Offer the Merger
                                                              can be consummated without the affirmative
                                                              vote of the holders of any Asarco shares
                                                              other than Asmex.

                                                              (g) Invalidation, redemption or other
                                                              inapplicability of the rights issued under
                                                              Asarco's Shareholder Rights Agreement dated
                                                              as of January 28, 1998, as amended.

                                                              (h) There not being any pending or threatened
                                                              material adverse litigation or investigation
                                                              affecting or relating to the Transactions or
                                                              the Facilities (i) that has not been settled,
                                                              dismissed, vacated, discharged or terminated
                                                              prior to the Tender Closing Date or, (ii) if
                                                              it has not been so settled, dismissed,
                                                              vacated, discharged or terminated, as to
                                                              which there is, in the reasonable judgment of
                                                              the Administrative Agent, a reasonable
                                                              possibility that it would result in the
                                                              Merger being enjoined, prevented or
                                                              materially delayed or otherwise would
                                                              materially adversely affect the Transactions
                                                              or the Facilities.

                                                              (i) The Lenders, the Administrative Agent and
                                                              the Arranger shall have received all fees
                                                              required to be paid, and all expenses for
                                                              which invoices have been presented, on or
                                                              before the Tender Closing Date.

                                       11


                                                              (j) The documents and materials filed publicly by
                                                              Grupo Mexico (and its affiliates) and Asmex in
                                                              connection with the Tender Offer shall have been
                                                              furnished to the Administrative Agent and such
                                                              documents and materials shall be reasonably
                                                              satisfactory in form and substance to the
                                                              Administrative Agent.

                                                              (k) All regulatory and third party approvals and
                                                              consents (including Hart-Scott-Rodino and other
                                                              approvals and consents, if any) necessary in
                                                              connection with the Transactions and the financing
                                                              contemplated by the Commitment Letter shall have
                                                              been obtained and be in full force and effect and
                                                              all applicable waiting periods shall have expired
                                                              without any action being taken or threatened by
                                                              any competent authority which could restrain,
                                                              prevent or otherwise impose materially adverse
                                                              conditions on the Transactions or the financing
                                                              thereof, in each case on terms satisfactory to the
                                                              Administrative Agent.

                                                              (l) The Lenders shall have received (i) audited
                                                              consolidated financial statements of Grupo Mexico,
                                                              GMM and Grupo Ferroviario Mexicano, S.A. de C.V.
                                                              ("RR") for the two most recent fiscal years (in
                                                              the case of RR, one year) ended prior to the
                                                              Tender Closing Date and (ii) unaudited interim
                                                              consolidated financial statements of Grupo Mexico
                                                              and of GMM for each quarterly period ended
                                                              subsequent to the date of the latest financial
                                                              statements delivered pursuant to clause (i) of
                                                              this paragraph (l) as to which such financial
                                                              statements are available.

                                                              (m) The requisite Lenders shall be satisfied that
                                                              upon making the initial A Tender Loans the
                                                              requirements of Regulation U of the

                                       12

                                                              Board of Governors of the Federal Reserve System
                                                              shall have been complied with.

                                                              (n) The Lenders shall have received such legal
                                                              opinions (including opinions (i) from counsel to
                                                              Grupo Mexico and its subsidiaries and (ii) from
                                                              such special and local counsel as may be required
                                                              by the Administrative Agent), documents and other
                                                              instruments as are customary for transactions of
                                                              this type or as they may reasonably request.

                                                              (o) The negotiation, execution and delivery of
                                                              definitive Credit Documentation with respect to
                                                              the R/C Facilities satisfactory to all parties.
                                                              Such Credit Documentation will contain a borrowing
                                                              base condition to each utilization of the R/C
                                                              Facilities, requiring that borrowings thereunder
                                                              not exceed 85% of the amount of eligible
                                                              receivables of Asarco securing the R/C Loans;
                                                              provided that if such requirement renders the R/C
                                                              Facilities initially unutilizable by Asarco in an
                                                              amount sufficient to satisfy the financing needs
                                                              of Asarco on the Tender Closing Date, such Credit
                                                              Documentation will provide (until such time as
                                                              such borrowing base and security requirement can
                                                              be satisfied) for an alternative mechanism
                                                              (referred to herein as the "ALTERNATIVE R/C
                                                              FACILITIES") for utilization by Asarco of the R/C
                                                              Facilities, with the following principal features
                                                              (borrowings under such alternative mechanism being
                                                              herein referred to as the "ALTERNATIVE R/C LOANS"):

                                                              --       Alternative R/C Loans will not be
                                                                       secured by Asarco assets

                                                              --       Alternative R/C Loans will be
                                                                       (i) guaranteed by Asmex (until the
                                                                       Merger), with such guarantee secured by
                                                                       the Shares, and




                                       13

                                                              (ii) guaranteed by Grupo Mexico, with such
                                                              guarantee secured by pledges of any Shares held by
                                                              Grupo Mexico and of the shares of GMM; and such
                                                              guarantee and pledges will not terminate or be
                                                              fully released (notwithstanding contrary
                                                              provisions elsewhere in this Term Sheet) until (in
                                                              addition to other conditions noted above) Asarco's
                                                              senior unsecured long-term indebtedness is rated
                                                              at or above BBB- by S&P and Baa3 by Moody's.

                                                              In the event that the working capital requirements
                                                              of Asarco may be satisfied with Existing R/C
                                                              Facilities subsequent to the consummation of the
                                                              Tender Offer, the aggregate principal amount of
                                                              the R/C Facilities may be reduced by the amount of
                                                              such Existing R/C Facilities.

                                                              (p) Hedging arrangements satisfactory to the
                                                              Administrative Agent shall have been entered into
                                                              (with counterparties acceptable to the
                                                              Administrative Agent) for a "costless" collar
                                                              covering production of GMM (with a minimum copper
                                                              price of $0.75/lb with respect to 70,000 tons per
                                                              annum) and, upon the consummation of the Tender
                                                              Offer, covering production of Asarco (with a
                                                              minimum copper price of $0.75/lb with respect to
                                                              100,000 tons per annum), in each case for a period
                                                              of at least one year from the Tender Closing Date.

         On-Going Conditions:                                 The making of each extension of credit shall be
                                                              conditioned on (a) the accuracy of all
                                                              representations and warranties in the Credit
                                                              Documentation (including, without limitation,
                                                              the material adverse change and litigation
                                                              representations) and (b) there being no default
                                                              or event of default in


                                       14


                                                              existence at the time of, or after giving effect
                                                              to the making of, such extension of credit.

                                                              As used herein and in the Credit Documentation a
                                                              "MATERIAL ADVERSE CHANGE" shall mean any event,
                                                              development or circumstance that has had or could
                                                              reasonably be expected to have a material adverse
                                                              effect on (i) the Transactions, (ii) the business,
                                                              assets, property, condition (financial or
                                                              otherwise) or prospects of Grupo Mexico and its
                                                              subsidiaries, GMM and its subsidiaries, or Asarco
                                                              and its subsidiaries, in each case taken as a
                                                              whole (including any material change, prior to
                                                              consummation of the Tender Offer, in capital
                                                              structure or indebtedness of Asarco and any
                                                              material acquisition or divestiture of assets of
                                                              Asarco or any of its subsidiaries taken as a
                                                              whole, that in any such case has had or could
                                                              reasonably be expected to have such a material
                                                              adverse effect) or (iii) the validity or
                                                              enforceability of any of the Credit Documentation
                                                              or the rights and remedies of the Administrative
                                                              Agent and the Lenders thereunder.

VI.      CERTAIN DOCUMENTATION MATTERS                        The Credit Documentation for the A Tender Facility
                                                              and the R/C Facilities shall contain
                                                              representations, warranties, covenants and events
                                                              of default customary for financings of these types
                                                              and other terms deemed appropriate by the Lenders,
                                                              including, without limitation (but subject in
                                                              appropriate cases to customary and other
                                                              exceptions to be agreed), those specified below.

         Representations and Warranties:                      Financial statements (including pro forma
                                                              financial statements); absence of undisclosed
                                                              liabilities; no material adverse change; corporate
                                                              existence; compliance with law; corporate power
                                                              and authority; enforceability of Credit
                                                              Documentation; no

                                       15


                                                              conflict with law or contractual obligations; no
                                                              material litigation; no default; ownership of
                                                              property; liens; intellectual property; no
                                                              burdensome restrictions; taxes; margin stock
                                                              regulations; Federal Reserve regulations; ERISA;
                                                              Investment Company Act; subsidiaries;
                                                              environmental matters; solvency; labor matters;
                                                              accuracy of disclosure; and creation and
                                                              perfection of security interests.

         Affirmative Covenants:                               Delivery of financial statements, reports,
                                                              accountants' letters, annual projections,
                                                              officers' certificates and other information
                                                              requested by the Lenders; payment of certain
                                                              other obligations; all payments under the
                                                              Facilities to be made free and clear of and
                                                              without reduction by reason of present or future
                                                              taxes (customary gross-up, indemnity and
                                                              evidence of payment provisions); continuation of
                                                              business and maintenance of existence and
                                                              material rights and privileges; compliance with
                                                              laws and material contractual obligations;
                                                              maintenance of property and insurance;
                                                              maintenance of books and records; right of the
                                                              Lenders to inspect property and books and
                                                              records; notices of defaults, litigation and
                                                              other material events; maintenance of required
                                                              hedging arrangements; compliance with
                                                              environmental laws; further assurances
                                                              (including, without limitation, with respect to
                                                              security interests in after-acquired property);
                                                              ownership of GMM, of RR, of Asmex and, after the
                                                              Merger, of Asarco; in the event of Asarco's
                                                              utilization of the Alternative R/C Facility,
                                                              Grupo Mexico to use its best efforts to cause
                                                              Asarco to replace such utilization with R/C
                                                              Loans that are not Alternative R/C Loans; and
                                                              Grupo Mexico to use its best efforts to
                                                              consummate the Merger as soon as practicable;
                                                              and GMM to take reasonable steps to maintain
                                                              investment


                                       16


                                                              grade ratings from S&P, Moody's and Duff & Phelps.

         Financial Covenants:                                 Financial covenants relating to

                                                              (a) Grupo Mexico (consolidated with all subsidiaries,
                                                              and consolidated with all subsidiaries other than
                                                              Southern Peru Copper Corporation)

                                                                       (i)  Maximum Debt to EBITDA ratio

                                                                       (ii) Minimum ratio of EBITDA to
                                                                            interest expense

                                                                       (iii) Maximum Debt to Capital ratio

                                                              (b) GMM and subsidiaries (for so long as any Grupo
                                                              Mexico guarantee is in effect)

                                                                       (i)   Debt to Capital ratio not
                                                                       exceeding 45%

                                                                       (ii)  Minimum Tangible Net Worth

                                                                       (iii) Minimum Collections to Debt
                                                                       Service ratio

                                                                       (iv)  Minimum annual level of export
                                                                       receivables

                                                                       (v)   Minimum ratio of export receivables
                                                                       to SEN debt service

                                                                       (vi)  Minimum ratio of EBITDA to interest
                                                                       expense

                                                              (c)  Asarco

                                                                       Minimum EBITDA levels

         Negative Covenants:                                  Limitations on:  indebtedness (including
                                                              preferred stock of subsidiaries); voluntary
                                                              prepayments of indebtedness other than under the
                                                              Facilities; liens (including


                                       17


                                                              negative pledge on stock of GMM, Asarco and RR);
                                                              guarantee obligations; mergers, consolidations,
                                                              liquidations and dissolutions; sales of assets;
                                                              leases; capital expenditures; investments, loans
                                                              and advances; dividends and other payments in
                                                              respect of capital stock; transactions with
                                                              affiliates; sale and leasebacks; changes in fiscal
                                                              year; and changes in lines of business.

         Special Covenant of Asmex:                           Asmex shall covenant that it will not engage in
                                                              any activity other than the Transactions, the A
                                                              Tender Facility and activities necessary to effect
                                                              the same.

         Events of Default:                                   (a)  A Borrower shall fail to make any payment
                                                              of principal of any Loan when due.

                                                              (b) A Borrower shall fail to make any payment of
                                                              interest or fees on any Loan, or any other
                                                              payments required under the Credit Documentation,
                                                              within 3 business days of due date.

                                                              (c) Any representation or warranty by a Credit
                                                              Party contained in the Credit Documentation or any
                                                              certificate required to be delivered thereunder
                                                              shall prove to have been incorrect in a material
                                                              respect when made or deemed made.

                                                              (d) A Credit Party (or any of its subsidiaries)
                                                              shall fail to perform or observe any of its
                                                              financial or other covenants under the Credit
                                                              Documentation (subject to grace periods to be
                                                              agreed).

                                                              (e) Customary bankruptcy events of default,
                                                              including (i) Grupo Mexico, GMM, Asarco or any of
                                                              their subsidiaries (except for non-material
                                                              subsidiaries (to be defined)) shall consent to the
                                                              appointment of a receiver for itself or a
                                                              substantial part of its property, (ii) Grupo
                                                              Mexico, GMM, Asarco or any of

                                       18


                                                              their subsidiaries (except for non-material
                                                              subsidiaries) shall seek relief under any
                                                              applicable bankruptcy law or (iii) an involuntary
                                                              bankruptcy or like proceeding shall have been
                                                              commenced against Grupo Mexico, GMM, Asarco or any
                                                              of their subsidiaries (except for non-material
                                                              subsidiaries) and such proceeding shall not have
                                                              been stayed or vacated for a period of 60 days
                                                              after the date it was commenced.

                                                              (f) The security interest in any collateral
                                                              furnished by a Credit Party listed above under
                                                              "Guarantees and Collateral" shall cease to be a
                                                              first priority perfected security interest as
                                                              required hereunder.

                                                              (g) Failure by a Credit Party to pay when due
                                                              (after taking into account applicable grace
                                                              periods) any unsecured or secured indebtedness
                                                              (including capitalized lease obligations) or any
                                                              default that permits the acceleration of the
                                                              maturity of any such indebtedness and obligations
                                                              or termination of any capital lease, aggregating
                                                              in the case of all such indebtedness and
                                                              obligations an amount equal to or exceeding
                                                              threshold amounts to be agreed.

                                                              (h) A final judgment or judgments for the payment
                                                              of money shall be entered against Grupo Mexico,
                                                              GMM, Asarco or any of their subsidiaries (except
                                                              for non-material subsidiaries, and except, in the
                                                              case of Asarco and its subsidiaries prior to
                                                              consummation of the Tender Offer, judgments the
                                                              existence of which was already disclosed and
                                                              publicly available (or otherwise known by officers
                                                              of the Arranger or Chase working on the
                                                              Transactions) prior to the date of the Commitment
                                                              Letter) in an aggregate amount for all such
                                                              persons equal to or exceeding threshold amounts to
                                                              be

                                       19


                                                              agreed and which have not been bonded, stayed or
                                                              satisfied for a  period of 30 days or more.

                                                              (i) There shall occur one or more ERISA Events
                                                              which individually or in the aggregate results in
                                                              or could reasonably be expected to result in a
                                                              material adverse change; or there shall exist an
                                                              amount of unfunded benefit liabilities (as defined
                                                              in the Statement of Financial Accounting Standards
                                                              No. 87), individually or in the aggregate for all
                                                              Plans (excluding for purposes of such computation
                                                              any Plans with respect to which assets exceed
                                                              benefit liabilities), which could reasonably be
                                                              expected to result in a material adverse change.

                                                              (j) There shall occur a change in control of GMM,
                                                              Asmex or (after the consummation of the Tender
                                                              Offer) Asarco; or Persons (to be identified)
                                                              controlling Grupo Mexico (I.E., having the power
                                                              to elect a majority of the members of the Board of
                                                              Directors of Grupo Mexico) on the date hereof
                                                              shall cease to maintain such control.

                                                              (k) Default in the performance or observation of
                                                              any term or condition in any material contract of
                                                              Grupo Mexico, GMM or Asarco, or any of their
                                                              subsidiaries, in each case taken as a whole, that
                                                              could reasonably be expected to result in a
                                                              material adverse change.

                                                              (l) So long as any obligations under the A Tender
                                                              Facility remain outstanding, any Default or
                                                              acceleration under the A Tender Facility, or the
                                                              R/C Facilities (including Alternative R/C
                                                              Facilities) or the secured export note or other
                                                              long-term debt obligations of GMM (with a
                                                              threshhold

                                       20


                                                              amount, in the case of GMM, of $30 million).

         Voting:                                              Amendments and waivers with respect to the
                                                              Credit Documentation shall require the approval
                                                              of Lenders holding not less than a majority of
                                                              the aggregate amount of the Loans thereunder and
                                                              commitments under the related Facilities, except
                                                              that (a) the consent of each Lender directly
                                                              affected thereby shall be required with respect
                                                              to (i) changes in the maturity of any Loan,
                                                              (ii) reductions in the rate of interest or any
                                                              fee or extensions of any due date thereof,
                                                              (iii) increases in the amount or extensions of
                                                              the expiry date of any Lender's commitment and
                                                              (iv) modifications to the pro rata provisions of
                                                              the Credit Documentation and (b) the consent of
                                                              100% of the Lenders shall be required with
                                                              respect to (i) modifications to any of the
                                                              voting percentages and (ii) releases of any
                                                              guarantee other than of a non-material
                                                              subsidiary (to be defined) or all or any
                                                              substantial part of the collateral.

         Assignments and Participations:                      The Lenders shall be permitted to assign and
                                                              sell participations in their Loans and
                                                              commitments, subject, in the case of assignments
                                                              (other than to another Lender or to an affiliate
                                                              of a Lender), to the consent of the
                                                              Administrative Agent and Grupo Mexico (which
                                                              consent in each case shall not be unreasonably
                                                              withheld, provided that if a default shall have
                                                              occurred and be continuing Grupo Mexico's
                                                              consent shall not be necessary).  In the case of
                                                              partial assignments (other than to another
                                                              Lender or to an affiliate of a Lender of any
                                                              interest in the A Tender Facility), the minimum
                                                              assignment amount shall be $5,000,000 unless
                                                              otherwise agreed by Grupo Mexico and the
                                                              Administrative Agent.  Each assignment shall be
                                                              subject to payment to


                                       21


                                                              the Administrative Agent of a processing fee of
                                                              $3,500. Participants shall have the same benefits
                                                              as the Lenders from which they acquired their
                                                              participations with respect to yield protection
                                                              and increased cost provisions. Voting rights of
                                                              participants shall be limited to those matters
                                                              with respect to which the affirmative vote of the
                                                              Lender from which it purchased its participation
                                                              would be required as described in items (a) and
                                                              (b) of the paragraph on "Voting" above. Pledges of
                                                              Loans in accordance with applicable law shall be
                                                              permitted without restriction.

         Yield Protection:                                    The Credit Documentation shall contain customary
                                                              provisions (a) protecting the Lenders against
                                                              increased costs or loss of yield resulting from
                                                              changes in reserve, tax, capital adequacy and
                                                              other requirements of law and from the
                                                              imposition of or changes in withholding or other
                                                              taxes and (b) indemnifying the Lenders for
                                                              "breakage costs" incurred in connection with,
                                                              among other things, any prepayment of a
                                                              Eurodollar Loan (as defined in Annex I) on a day
                                                              other than the last day of an interest period
                                                              with respect thereto.

         Expenses and Indemnification:                        The Borrowers shall pay (a) all reasonable
                                                              out-of-pocket expenses of the Administrative
                                                              Agent and the Arranger associated with the
                                                              syndication of the Credit Facilities and the
                                                              preparation, execution, delivery and
                                                              administration of the Credit Documentation and
                                                              any amendment or waiver with respect thereto
                                                              (including the reasonable fees, disbursements
                                                              and other charges of counsel) and (b) all
                                                              out-of-pocket expenses of the Administrative
                                                              Agent and (after an Event of Default) of the
                                                              Lenders (including the fees, disbursements and
                                                              other


                                       22


                                                              charges of counsel) in connection with the
                                                              enforcement of the Credit  Documentation.

                                                              The Administrative Agent, the Arranger and the
                                                              Lenders (and their affiliates and their respective
                                                              officers, directors, employees, advisors and
                                                              agents) will have no liability for, and will be
                                                              indemnified and held harmless against, any loss,
                                                              liability, cost or expense incurred in respect of
                                                              the financing contemplated hereby or the use or
                                                              the proposed use of proceeds thereof (except to
                                                              the extent resulting from the gross negligence or
                                                              willful misconduct of the indemnified party).

         Governing Law and Forum:                             State of New York.

         Counsel to the Administrative
         Agent and the Arranger:                              Milbank, Tweed, Hadley & McCloy LLP, and Ritch,
                                                              Heather y Mueller S.C.